                                                                 Exhibit 10.13


                                   LEASE AGREEMENT


          THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the 1st day of May, 1997 by and between CRESCENT RESOURCES, INC., a South Carolina corporation ("Landlord"), and LEINER HEALTH PRODUCTS INC., a Delaware Corporation ("Tenant").

                                 W I T N E S S E T H:

          In consideration of the mutual covenants and agreements contained herein, the parties agree for themselves, their successors and assigns, as follows:

          1. Defined Terms. In addition to any other defined terms set forth in this Lease, the following terms used in this lease shall have the meaning set forth in this Paragraph 1 unless otherwise noted.

               (a) Land. That certain tract of land within the Park located at 15150 Stateline Drive, Charlotte, North Carolina (28273) and 587 Greenway Industrial Drive, Fort Mill, South Carolina (29715), more particularly described on Exhibit A hereto.

               (b) Building. That certain building located on the Land consisting of approximately 121,767 gross rentable square feet of space, and all fixtures, furnishings and equipment made a part thereof and used in connection therewith.

               (c) Park. That certain complex of land and buildings, including the Land and the Building, and designated by Landlord as "Lakemont Industrial Park."

               (d) Premises. The Land, together with the Building and all other improvements located thereon, including, without limitation, all parking areas, driveways, and sidewalks thereon, together with a non-exclusive right to use all other driveways, roads, parking areas and other common facilities furnished by the Landlord for the common use of all other tenants located within the Park. The Premises are designated on the plat attached hereto as Exhibit B.

               (e) Tenant Operations. Pharmaceutical manufacturing, packaging, storage, distribution and related office and warehousing facilities.

               (f)  Commencement Date.  May 1, 1997.

                                                                 Exhibit 10.13

               (g) Expiration Date. May 31, 1998, subject, however, to adjustment pursuant to Paragraphs 3(a) and 3(b) of this Lease.

               (h) Advance Rental Payment. $27,803.47 pursuant and subject to Paragraph 31(j) of this Lease.

               Additional Defined Terms:


               Additional Rental                 Paragraph 5(b)
               Annual Rental                     Paragraph 5
               Applicable Laws                   Paragraph 4(a)
               Event(s) of Default               Paragraph 20
               Event of Tenant Misconduct        Paragraph 17(a)
               Event of Landlord Misconduct      Paragraph 17(b)
               Force Majeure Matter(s)           Paragraph 26
               Hazardous Substances              Paragraph 17(d)
               Landlord's Work                   Paragraph 4(a)
               Lease Extension Term              Paragraph 3(b)
               Lease Term                        Paragraph 3
               Lease Year                        Paragraph 3
               Minimum Rental                    Paragraph 5(a)
               New Facility                      Paragraph 3(a)
               Ready for Occupancy               Paragraph 4(b)
               Tenant Delay Factors              Paragraph 4(b)
               Tenant Upfit Allowance            Paragraph 4(c)

          2. Description of Premises. Landlord hereby leases to Tenant, and Tenant hereby accepts and rents from Landlord, the Premises. Tenant shall have the exclusive right to the use of the Premises on the terms and conditions set forth herein.

          3. Lease Term. The term of this Lease (the "Lease Term") shall commence on the Commencement Date and shall end at midnight on the Expiration Date. As used herein, the term "Lease Year" shall mean each year of the Lease Term commencing on the Commencement Date, or any anniversary thereof, and ending at the expiration of twelve (12) months thereafter. In the event the Commencement Date is any day other than the first day of a calendar month, there will be a partial Lease Year at the end of the Lease Term (which partial Lease Year shall consist of a partial calendar month).

               (a) Landlord and Tenant both agree that the ultimate term of this Lease is tied to the completion of Tenant's new facility consisting of approximately 544,950 s.f. (the

                                                                 Exhibit 10.13

     "New Facility") which is being constructed in the Park and a complete move of all Tenant's contents from the Premises to the New Facility. Notwithstanding the foregoing, Tenant agrees that the Lease Expiration Date will be the earlier of (i) May 31, 1998 or (ii) the date the New Facility has been completed and Landlord has received a permanent Certificate of Occupancy for the New Facility; provided, however, Landlord and Tenant agree that in no event is the Lease Expiration Date to be earlier than December 31, 1997.

               (b) Although the Lease Term expires upon completion of the New Facility, Landlord agrees that Tenant may continue to occupy the Premises on the same terms and conditions for an additional sixty (60) days from the later of the completion of the New Facility or May 31, 1998 in order to complete Tenant's move to the New Facility. Should Tenant desire to extend the Lease Term beyond the sixty (60) day period previously described, Tenant is to inform Landlord in writing within five (5) business days from the date the New Facility has been completed and a permanent Certificate of Occupancy has been received. The "Lease Extension Term" would be for a minimum of three (3) years at the prevailing fair market rate for comparable facilities in the Park on terms and conditions substantially as set forth herein, but subject to adjustments in certain time periods commensurate for a longer term lease.

          4.   Construction and Acceptance of Premises.

               (a) Landlord shall proceed to construct improvements upon the Premises, at its expense (subject, however, to the provisions of Paragraph 4(c), in compliance with the plans and specifications approved in writing by Tenant, with such minor variations as Landlord may deem advisable ("Landlord's Work"). Landlord shall tender the Premises to Tenant promptly as provided in Paragraph 4(b). Landlord's Work shall be constructed in a good and workmanlike manner, using new materials, in accordance with the plans and specifications approved by Tenant and all Applicable Laws. As used herein, "Applicable Laws" shall mean all laws, ordinances (including Fire and Building Codes), regulations, orders, interpretations and zoning requirements of any governmental authority, agency or other public or private regulatory authority (including insurance underwriters or rating bureaus) and including the requirements of the Americans With Disabilities Act, as amended (the "ADA"), which may be in effect from time to time and relating to the Premises or Tenant's business conducted therein.

               (b) The Premises shall be deemed to be "Ready for Occupancy" when Landlord has substantially completed all of Landlord's Work. If the Premises are not Ready for Occupancy within three (3) months following the Commencement Date, unless such delays are caused by Tenant and Tenant's agents or employees (collectively, "Tenant Delay Factors"), including, without limitation, change orders requested by

                                                                 Exhibit 10.13

     Tenant relative to the Landlord's Work, Tenant may, at its option, terminate this Lease by written notice to Landlord delivered within thirty
     (30) days following the expiration of such three (3) month period, in which event neither party shall have any further liabilities or obligations hereunder, except Landlord shall repay to Tenant any prepaid rent (including the Advance Rental Payment) and all indemnification obligations herein shall survive such termination. When the Premises are Ready for Occupancy, Tenant agrees to accept possession thereof. Tenant further agrees that, if requested by Landlord, Tenant will sh Landlord with a written statement that Tenant has accepted the Premises after the Premises are deemed Ready for Occupancy and that Landlord has fully complied with Landlord's covenants and obligations hereunder or Tenant shall otherwise state what, if any, Landlord defaults exist and shall give Landlord time to cure any such defaults as provided in Paragraph 20(c). Notwithstanding the requirements for occupancy of the entire Premises set forth above, Landlord agrees that Tenant may take possession of portions of the Premises as such portions are completed to the satisfaction of Tenant, provided Tenant does not unreasonably interfere with the completion of Landlord's Work with respect to the remainder of the Premises.

               (c) Landlord shall be solely responsible for the completion of the improvements to the Premises as stated above. Landlord shall enter into a contract for the construction of such improvements with a guaranteed maximum price of Four Hundred Eighty-one Thousand Four Hundred Ninety-six ($481,496.00) and shall be responsible for the payment of all work performed thereunder. Tenant agrees to pay to Landlord, within fifteen (15) days of the date hereof, a refundable security deposit in the amount of Three Hundred Thirty-one Thousand Four Hundred Ninety-six Dollars ($331,496.00) as security for the completion of the improvements and payment of Landlord's development fee as set forth herein, subject to adjustment as set forth herein (the "Construction Security Deposit"). Upon completion of the Landlord's Work, the Construction Security Deposit will be adjusted based on the actual cost of the items designated on Exhibit C as Leiner Improvements, less the sum of One Hundred Fifty Thousand Dollars ($150,000.00). Landlord will hold the Construction Security Deposit subject to this Paragraph 4(c) during the Lease Term. At the end of the initial Lease Tenn, provided Tenant moves into the New Facility, Landlord will return the Construction Security Deposit to Tenant. Provided, however, if the New Facility is not completed and the Lease is terminated, Landlord may retain the Construction Security Deposit as liquidated damages. In the event Tenant exercises its option to extend the Lease Term, Landlord will refund the Construction Security Deposit to Tenant, and the Annual Rental for the Lease Extension Term shall be increased by an amount equal to the Construction Security Deposit amortized over the entire Lease Extension Term. The cost of certain improvements and work included in Landlord's Work are more particularly set forth in Exhibit C.

                                                                 Exhibit 10.13

               (d) Prior to beginning Landlord's Work and during the construction, Landlord shall provide Tenant with copies of all construction documents and certificates of insurance from the general contractor, satisfactory to Tenant. Such insurance shall include General Liability and Automobile with limits in an amount not less than $1,000,000 combined single limit including completion operations and shall name Tenant as an additional insured. Certificates of insurance for workers' compensation shall also be provided.

          5. Annual Rental. During the full Lease Term, Tenant shall pay to Landlord, without notice, demand, reduction, set-off or any defense, a total annual rental (the "Annual Rental") consisting of the sum total of the Minimum Rental and Additional Rental. If the Commencement Date is a date other than the first day of a calendar month and/or the Expiration Date is a date other than the last day of a calendar month, the Annual Rental shall be prorated daily and paid in advance on the Commencement Date and/or the first day of the calendar month in which the Expiration Date occurs.

               (a) Minimum Rental. Tenant shall pay annually a minimum rental (the "Minimum Rental") of Three Hundred Thirty-three Thousand Six Hundred Forty-one and 58/100 Dollars ($333,641.58) payable in twelve (12) equal monthly installments of Twenty-seven Thousand Eight Hundred Three and 47/100 Dollars ($27,803.47) each in advance on or before the Commencement Date and on or before the first day of each succeeding calendar month during the Lease Term.

               (b) Additional Rental. In addition to the Minimum Rental, Tenant shall pay to Landlord Tenant's share of Landlord's (i) real estate taxes related to the Premises, (ii) insurance premiums related to the Premises, and (iii) common area maintenance costs associated with the Premises and the Park, as more particularly set forth below.

                    (1) Tenant's Share of Taxes. Tenant shall pay any ad valorem taxes (or any tax hereafter imposed in lieu thereof) payable for the Building relative to the Lease Term in excess of $35,216.00. Such cost is estimated to be $44,000.00.

                    (2) Tenant's Share of Insurance Premiums. Tenant shall pay any amount of premiums charged for fire and extended coverage and liability insurance, together with all endorsements thereto, carried by Landlord on the Building relative to the Lease Term in excess of $3,815.00 (which is estimated to be $0.00).

                    (3) Tenant's Share of Common Area Maintenance Costs. Tenant shall pay to the property owners association established for the maintenance of the common areas of the Park its proportionate share of the property owners association

                                                                 Exhibit 10.13

          charges allocated to the Premises. Landlord shall use good faith efforts to keep the operating and maintenance costs in line with costs for other similarly situated first-class industrial parks. Such cost shall not exceed $8,400.00 annually during the initial Lease Term. Tenant, at its expense, shall provide its own garbage collection, recycling and disposal.

               (c) Payment of Additional Rental. The estimated amounts of Tenant's Additional Rental for taxes, insurance premiums and common area maintenance costs for the partial Lease Year ending December 31 of the calendar year in which the Commencement Date falls are set forth above.
     For each succeeding calendar year during the Lease Term, Landlord shall submit an estimate of Tenant's share for taxes, insurance premiums and common area maintenance costs on or before April 1 of each such succeeding calendar year. If an estimate of Tenant's share of expenses for any calendar year during the Lease Term has not been submitted on or before the first day of April in such calendar year, Tenant shall pay Tenant's share for such month(s) at the estimated rate for the previous calendar year, and such payment(s) shall be adjusted effective as of January 1 of such calendar year at such time as the estimate for such calendar year is submitted, at which time the deficiency or overage (as the case may be) in the estimated payments for the preceding months in such calendar year also shall be collected or credited (as the case may be). Landlord shall charge, and Tenant shall pay, the estimated Tenant's share of expenses on a monthly basis or on some other periodic basis established by Landlord, payable in advance and subject to adjustment after the end of the respective calendar year on the basis of the actual costs
     incurred for such calendar year.   Tenant's share of estimated taxes,
     insurance premiums and common area maintenance costs shall be paid in a like manner, with the monthly rental installments being adjusted accordingly. In the event such costs actually decrease for any such calendar year, Landlord shall reimburse Tenant for any overage paid and the monthly rental installments for the next period shall be reduced accordingly.

               (d) Late Charge. If Tenant fails to pay to Landlord when due any installment of Annual Rental or other sum to be paid hereunder, Tenant shall pay Landlord on demand a late charge of three percent (3 %) of the amount due. Failure to pay such late charge upon demand therefor shall be an Event of Default hereunder. Provision for such late charge shall be in addition to all other rights and remedies available to Landlord hereunder or at law or in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

          6. Alterations and Improvements by Tenant. Any structural changes or other material alterations, additions, or improvements made to the Premises by Tenant shall be subject to the prior written consent of Landlord (which consent shall not be unreasonably

                                                                 Exhibit 10.13

withheld or delayed) and shall be at the sole cost and expense of Tenant.
All such alterations, additions or improvements shall be constructed in a good and workmanlike manner, using new materials, in accordance with plans and specifications approved by Landlord and all Applicable Laws. Additionally, Tenant covenants and agrees that no improvements, changes, alterations, additions, maintenance or repairs shall be made by Tenant to the Premises which might impair the structural soundness of the Building, which might result in an overload of the weight capacity of floors in the Building, which might result in an overload of capacity of electric lines serving the Building, or which might interfere with electric or electronic equipment in the Building or on any adjacent or nearby property. Upon the expiration or earlier termination of this Lease, all alterations, additions or improvements, including, without limitation, all walls, railings, carpeting, floor and wall coverings and other permanent real estate fixtures (excluding, however, Tenant's trade fixtures and equipment, as described in Paragraph 12 herein) made by, for, or at the direction of Tenant, and upon the election of Tenant, shall either: (i) become the property of Landlord and remain upon the Premises or (ii) be removed from the Premises by Tenant, at Tenant's sole cost and expense.

          7. Use of Premises. Tenant shall use the Premises only for the Tenant Operations and for no other purpose and shall comply with all Applicable Laws in connection with the use of the Premises. Additionally, Tenant covenants and agrees that nothing shall be done or kept in the Premises which might result in an overload of the weight capacity of floors in the Building, which might result in an overload of capacity of electric lines serving the Building, or which might interfere with electric or electronic equipment in the Building or on any adjacent or nearby property. Tenant shall not do any act or follow any practice relating to the Premises which shall constitute a nuisance or detract in any way from the reputation of the Park as a first-class industrial park. Tenant's duties in this regard shall include allowing no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or emit from the Premises.

          8. Taxes. Tenant shall pay in a timely manner and prior to delinquency any taxes or assessments of any nature imposed or assessed upon its trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant. Landlord shall pay in a timely manner and prior to delinquency all ad valorem property taxes which are now or hereafter assessed upon the Park and the Premises, except as otherwise expressly provided in this Lease.

          9. Hazard and Casualty Insurance. Landlord shall maintain and pay for general hazard and casualty insurance special form, with extended coverage, covering the Building equal to ninety percent (90%) of the insurable value thereof (i.e., the replacement cost, less depreciation), satisfactory to Tenant. Provided, however, if Tenant uses the Premises for any

                                                                 Exhibit 10.13

purpose or in any manner which causes an increase in Landlord's insurance rates, Tenant shall pay such additional insurance premium (in addition to all other payments due under this Lease) to Landlord as additional rent within
(30) days after demand from Landlord. Landlord shall provide to Tenant a certificate of insurance satisfactory to Tenant evidencing the requirements of this Paragraph. Tenant shall maintain and pay for all fire and extended coverage insurance on its contents in the Premises, including trade fixtures, equipment, machinery, merchandise or other personal property belonging to or in the custody of Tenant.

          10. Landlord's Limited Covenant to Repair and Replace. During the Lease Term, Landlord shall be responsible for repairs or replacements to the roof, exterior walls and structural members, including foundation and sub-flooring of the Premises (except office fronts, plate glass windows, doors, door closure devices, window and door frames, nailing, locks and hardware and painting or other treatment of interior walls).

               (a) Landlord's efforts to repair and replace pursuant to this paragraph shall be made within a reasonable time after written notice from Tenant of the need for such repair or replacement to be made (exclusive of repairs and replacements necessitated by an Event of Tenant Misconduct). With respect to latent or patent defects in the Premises or in the Building, Landlord's liability shall not extend beyond one year from the date of substantial completion of the construction of the improvements specified in the Landlord's Work, whether or not such defects are discovered within such one-year period.

               (b) If Landlord cannot, using due diligence, complete its repairs and replacements within sixty (60) days after written notice from Tenant and if the resulting condition renders a material portion of the Premises untenantable for the Tenant Operations, then, following the expiration of such sixty (60) day period and continuing until such time as the repair or replacement is completed (or is completed sufficiently so as to not render a material portion of the Premises untenantable for the Tenant Operations), either party may terminate this Lease effective upon (30) days prior written notice, without prejudice to Landlord's rights to receive payment from Tenant for uninsured damages caused directly or indirectly by Tenant as stated below. If the cause of such repairs or replacements is the result of an Event of Tenant Misconduct, then Tenant shall not be entitled to terminate this Lease pursuant to this paragraph, and Tenant shall pay Landlord the full amount of such cost, damage, and expense (except as otherwise provided in Paragraph 15 herein). Furthermore, in the event Landlord diligently pursues the completion of the required repairs and replacements during the sixty (60) day period provided above but is unable to complete such repairs and replacements prior to the expiration of such period, such sixty (60) day period shall be extended for all purposes under this paragraph (including Tenant's termination right) for

                                                                 Exhibit 10.13

     such additional, reasonable period of time as is necessary to allow Landlord to complete such repair or replacement (provided Landlord must continue to pursue the completion of such repair or replacement in a diligent manner), provided Tenant consents and does not elect to terminate this Lease.

               (c) Landlord's duty to repair or replace as prescribed in this paragraph shall be Tenant's sole remedy and shall be in lieu of all other warranties or guaranties of Landlord, express or implied; provided, however, Landlord has an obligation and duly to faithfully perform its obligations hereunder in a reasonable and diligent manner in an effort to mitigate any damages suffered by Tenant as a result thereof. Furthermore, the terms of this paragraph shall have no application to casualty events and exercises of the power of eminent domain that affect the Premises, which shall be governed by the terms and provisions in Paragraph 14 herein and Paragraph 19 herein, respectively.

               (d) If any repairs required to be made by Landlord hereunder are not made within sixty (60) days after written notice delivered to Landlord by Tenant (provided no advance written notice shall be required in cases of emergency), Tenant may, at its option, make such repairs, and Landlord shall pay to Tenant immediately upon demand, the cost of such repairs plus five percent (5%) of the amount thereof, and failure to do so shall constitute a Landlord default hereunder.

          11. Tenant's Covenant to Repair. Tenant shall be responsible for the repair, replacement and maintenance in good order and condition of all parts and components of the Premises, other than those specified for maintenance by Landlord herein, including, without limitation, the plumbing, wiring, electrical system, heating system, air conditioning system, glass and plate glass, equipment and machinery constituting fixtures located within the Premises and shall keep all plumbing units, pipes and connections free from obstruction and protected against ice and freeing.

               (a) Landlord represents and warrants to Tenant that all such plumbing, wiring, electrical system, heating system, air conditioning system, glass, equipment and machinery constituting fixtures located within the Premises shall be in good working order and repair upon delivery of the Premises to Tenant. At the end of the Lease Term, Tenant shall return the Premises to Landlord in as good of a condition as existed at the time all of the Landlord's Work was completed pursuant to Paragraph 4 herein, excepting only normal wear and tear, acts of God and repairs required to be made by Landlord hereunder.

               (b) Tenant's duty to maintain the heating and air conditioning system serving the Premises shall specifically include the duty to inspect the system, to replace filters

                                                                 Exhibit 10.13

     as recommended and to perform other recommended periodic servicing.
     During the Lease Term, Tenant shall obtain and maintain a service contract with an independent maintenance contractor reasonably satisfactory to Landlord to provide such service for the heating and air conditioning system. The service contract must include all services suggested by the applicable equipment manufacturer(s) in the operation and maintenance manual(s) and must become effective on the Commencement Date.

               (c) If any repairs required to be made by Tenant hereunder are not made within sixty (60) days after written notice delivered to Tenant by Landlord (provided no advance written notice shall be required in cases of emergency), Landlord may, at its option, make such repairs without liability to Tenant for any loss or damage which may result to Tenant's stock or business by reason of such repairs, and Tenant shall pay to Landlord immediately upon demand, as additional rent hereunder, the cost of such repairs plus five percent (5%) of the amount thereof, and failure to do so shall constitute an Event of Default of Tenant hereunder.

               (d) If Tenant makes any repair required hereunder the cost of which is $5,000 or more to any system, equipment or machinery which existed on the Premises as of the Commencement Date (i.e., not installed as part of Landlord's Work) and such repair is not required due to an Event of Tenant Misconduct, Tenant may amortize such expense over the useful life of such equipment (estimated to be 7 years) and pay only the portion of such expense allocated to the remainder of the Lease Term, and Landlord shall reimburse Tenant for the remainder of the cost of such repair at the end of the Lease Term.

          12.  Trade Fixtures and Equipment; Non-Liability for Certain Damages.

               (a) So long as Tenant is not in default under this Lease, any trade fixtures and equipment installed in the Premises at Tenant's expense shall remain Tenant's personal Property, and Tenant shall have the right at any time during the Lease Term to remove such fixtures and equipment. Upon removal of any fixtures or equipment, Tenant shall immediately restore the Premises to substantially the same condition as existed at the time all of the Landlord's Work was completed pursuant to Paragraph 4 herein, ordinary wear and tear and acts of God alone excepted. Any trade fixtures and equipment not removed by Tenant at the expiration or an earlier termination of this Lease shall either
     (i) become the property of Landlord or (ii) be removed by Tenant, at Tenant's expense.

               (b) Landlord and Landlord's agents and employees shall not be liable to Tenant or any other person or entity whomsoever for any injury to person or damage to Property caused by the Premises becoming out of repair or by defect in or failure of equipment,

                                                                 Exhibit 10.13

     pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Premises unless caused by or arising out of an Event of Landlord Misconduct. Landlord shall not be liable to Tenant for any compensation, damages or reduction of rent by reason of inconvenience or annoyance or loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes authorized in this Lease or for repairing the Premises. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any provision of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect, unless due to an Event of Landlord Misconduct. Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, expense or claims arising out of such injury or damage referred to in this paragraph.

          13. Utilities. Tenant shall pay in a timely manner and prior to delinquency for all utilities or services related to its use of the Premises, including electricity, gas, heat, sewer, water, telephone and janitorial services. Landlord shall not be responsible for the stoppage or interruption of utilities services, other than as required by its limited covenant to repair and replace set forth herein.

          14. Damage or Destruction of Premises. If the Building is so damaged by fire or other casualty that (i) substantial alteration or reconstruction of the Building shall be required or (ii) any mortgagee of Landlord requires that all or any portion of the insurance proceeds payable as a result of such casualty be applied to the payment of the underlying mortgage debt, then Landlord may, at its option, terminate this by notifying Tenant in writing of such termination within sixty (60) days after the date the casualty event occurs. If the Premises are damaged by fire or other casualty but are not rendered untenantable for Tenant's business, either in whole or in part, and if Landlord does not terminate this Lease pursuant to the immediately preceding sentence, Landlord shall cause such damage to be repaired without unreasonable delay. In such event, all insurance proceeds shall be made payable to Landlord and shall be used to repair or rebuild the Premises in accordance with the standards set forth herein and not for any other purposes, without Tenant's prior written consent. Landlord shall be responsible for the payment in full of any deductible. If by reason of such casualty, the Premises are rendered untenantable for Tenant's business, either in whole or in part, and Landlord does not terminate this Lease as provided in the first sentence above in this Paragraph 14, Landlord shall cause the damage to be repaired or replaced without unreasonable delay, and in the interim, the Annual Rental shall be equitably reduced as to such portion of the Premises as is rendered untenantable. Any such abatement of rent shall not, however, create an extension of the Lease Term. Provided, however, if by reason of such casualty, the Premises are rendered substantially untenantable, and Landlord fails to give Tenant reasonable assurances that the amount of time required to repair the

                                                                 Exhibit 10.13

damage, using due diligence, shall not exceed the earlier of (i) the expected completion date of the New Facility or (ii) sixty (60) days from the date the casualty event occurs, then either party shall have the right to terminate this Lease by giving written notice of termination within sixty (60) days after the date the casualty event occurs. Notwithstanding the other provisions of this Paragraph 14, in the event there is a casualty loss to the Premises to the extent of fifty percent (50%) or more of the replacement value during the last Lease Year of the Lease Term, including any Lease Extension Term that has then been exercised by Tenant, either party may, at its option, terminate this Lease by giving written notice within sixty (60) days after the date the casualty event occurs; and, in such case, Annual Rental shall abate as of the date of such notice. Except as provided herein, there shall be no obligation of Landlord to rebuild or repair in case of fire or other casualty, and no termination under this Paragraph 14 shall affect any rights of Landlord or Tenant hereunder because of prior defaults of the other party. Tenant shall give Landlord prompt notice of any fire or other casualty in the Premises.

          15. Mutual Waiver; Waiver of Subrogation. The parties mutually release and waive unto the other, all rights to claim damages, costs or expenses for any injury to persons (including death) or property caused by a casualty of any type whatsoever in, on or about the Premises, the Building or the Park if the amount of such damages, costs or expenses has been paid to such damaged party under the terms of any policy of insurance. All insurance policies carried with respect to this Lease, if permitted under applicable law, shall contain a provision whereby the insurer waives prior to loss all rights of subrogation against either Landlord or Tenant (as the case may be).

          16. Signs and Advertising. In order to provide architectural control for the Park, Tenant may install, at Tenant's expense, only such exterior signs, marquees, billboards, outside lighting fixtures and/or other decorations on the Premises as shall have been approved in advance and in writing by Landlord. Notwithstanding the foregoing, given that the Premises are being used by Tenant only as a temporary facility, Landlord agrees that Tenant may install signage of the quality and style typical for construction sites. The care and maintenance of all such approved signs shall be the sole responsibility of Tenant. Landlord shall have the right to remove any such sign or other decoration and fully restore the exterior of the Premises at the cost and expense of Tenant if any such exterior work is done without Landlord's prior written approval. Upon the expiration or earlier termination of this Lease, Tenant shall remove any such sign or decoration and fully restore the exterior of the Premises, at Tenant's sole cost and expense. Tenant shall not permit, allow or cause to be used in, on or about the Premises any sound production devices, mechanical or moving display devices or bright lights for the purposes of advertisement, the effect of which would be visible or audible from the exterior of the Premises.

                                                                 Exhibit 10.13

          17.  Indemnification, Liability Insurance and Hazardous Substances.

               (a) Indemnification by Tenant. Tenant shall indemnify and save Landlord harmless against any and all claims, suits, demands, actions, fines, damages and liabilities and all costs and expenses thereof (including, without limitation, reasonable attorneys' fees) arising out of injury to persons (including death) or property occurring in, on or about, or arising out of, the Premises or other areas in the Park if caused by or occasioned wholly or in part by any willful or negligent act or omission of Tenant, its agents, subtenants, licensees, invitees, contractors, subcontractors or employees (collectively, an 'Event of Tenant Misconduct"). Tenant shall give Landlord prompt written notice of any such happening causing injury to persons or property.

               (b) Indemnification by Landlord. Landlord shall indemnify and save Tenant harmless against any and all claims, suits, demands, actions, fines, damages and liabilities and all costs and expenses thereof (including, without limitation, reasonable attorneys' fees) arising out of injury to persons (including death) or property occurring in, on or about, or arising out of, the Premises or other areas in the Park if such damage or injury is caused by or occasioned wholly or in part by any willful or negligent act or omission of Landlord, its agents, licensees, invitees, contractors, subcontractors, employees or other tenants within the Park (to the extent that Landlord is indemnified by such other tenant) (an "Event of Landlord Misconduct"). Landlord shall give Tenant prompt written notice of any such happening causing injury to persons or property.

               (c) Liability Insurance. At all times during the Lease Term, Tenant shall, at its own expense, keep in force comprehensive public liability insurance, on a claims made basis, with such companies holding an A. M. Best's Rating of A- VIII or better, as shall, from time to time, be acceptable to Landlord (and to any mortgagee having a mortgage interest in the Premises) and naming Landlord as an additional insured. The amounts of such coverage, until changed at Landlord's request, shall be $1,000,000.00 with respect to bodily injury or death of one person as a result of any one accident and $500,000.00 with respect to damage to property. Tenant shall first furnish to Landlord a copy of the required policy or certificate of insurance, evidencing the required coverage and naming Landlord as an additional insured under such policy, prior to the Commencement Date and thereafter prior to each policy renewal date. Such policy also shall include contractual liability coverage for the performance by Tenant of the indemnity obligations of Tenant under this Lease, and such policy shall contain a provision whereby the insurer will provide sixty (60) days notice of cancellation or nonrenewal, except for twenty (20) days for non-payment.

                                                                 Exhibit 10.13

               At all times during the Lease Term, Landlord shall, at its own expense, keep in force comprehensive public liability insurance, on a claims made basis, with such companies rated A. M. Best's Rating of A- VIII or better, as shall, from time to time, be acceptable to Tenant (and to any mortgagee having a mortgage interest in the Park) and naming Tenant as an additional insured. The amounts of such coverage, until changed at Tenant's request, shall be $1,000,000.00 with respect to bodily injury or death of one person as a result of any one accident and $500,000.00 with respect to damage to property. Landlord shall first furnish to Tenant a copy of the required policy or certificate of insurance, evidencing the required coverage and naming Tenant as an additional insured under such policy, prior to the Commencement Date and thereafter prior to each policy renewal date. Such policy also shall include contractual liability coverage for the performance by Landlord of the indemnity obligations of Landlord under this Lease, and such policy shall contain a provision whereby the insurer will provide sixty (60) days notice of cancellation or non-renewal, except for twenty (20) days for non-payment.

               (d) Presence and Use of Hazardous Substances. Tenant shall not, without Landlord's prior written consent, keep on or around the Premises, the common areas or facilities in or relating to the Premises for use, disposal, treatment, generation, storage or sale, any substances designated as, or containing components designated as, hazardous, dangerous, toxic or harmful, and/or any substance that is subject to regulation by any then-current federal, state or local law, statute or ordinance and the rules and regulations implementing them, including, but not limited to, the Resource Conservation and Recovery Act (42 U.S.C.
     Section 6901 et seq.); the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.); the
     Clean Water Act (33 U.S.C. Section 1251 et seq.); the Clean Air Act
     (42 U.S.C. Section 7401 et seq.); and the Toxic Substances Control Act
     (15 U.S.C. Section 2601 et seq.) (such substances being herein collectively referred to as "Hazardous Substances"). With respect to any such Hazardous Substance, Tenant shall:

                    (1) Allow Landlord or Landlord's agent or representative, upon prior notice to Tenant, to enter the Premises during reasonable business hours to check Tenant's compliance with all applicable governmental laws, statutes, ordinances, rules, regulations and requirements regarding Hazardous Substances;

                    (2) Comply with minimum levels, standards or other performance standards or requirements which may be set forth or established for certain Hazardous Substances; and if minimum standards or levels are applicable to Hazardous Substances present on the Premises, such standards or levels shall be

                                                                 Exhibit 10.13

          established and documented by an on-site inspection by the appropriate governmental authorities and shall be set forth in an addendum to this Lease;

                    (3) Comply with all applicable governmental laws, statutes, ordinances, rules, regulations and requirements regarding the proper and lawful use, sale, transportation, generation, treatment and disposal of such Hazardous Substances; and

                    (4) Pay to Landlord upon demand as additional rent any and all costs incurred by Landlord as a result of any violation or breach of the provisions of this Paragraph 17(d), including Landlord's reasonable attorneys' fees and costs.

The terms and provisions in this Paragraph 17(d) shall survive the expiration of the Lease Term or the earlier termination of this Lease.

               (e) Unauthorized Releases of Hazardous Substances; Cleanup Costs; Default and Indemnification.

                    (1) Tenant shall give immediate written notice to Landlord of any release, spill, discharge or threatened discharge of any Hazardous Substance on or at the Premises, the common areas or facilities in or relating to the Building, the Land, the Park, or the surrounding environment, which release, spill, discharge or threatened discharge was not made pursuant to or in conformance with the terms of any permit or license issued to Tenant by the appropriate governmental authority. Such notice shall include a description of measures taken or proposed to be taken by Tenant to contain and/or remedy the release, spill, discharge or threatened discharge and any resultant damage to property, persons, the Premises, the common areas or facilities in or relating to the Building, the Land, the Park, and/or the surrounding environment. Tenant or Landlord, as the case may be, shall give prompt written notice to the other party of any private or governmental investigation relating to Hazardous Substances on or about the Premises or the Park.

                    (2) At Tenant's own expense, Tenant shall promptly take all steps necessary to contain and remedy any release, spill, discharge or threatened discharge of Hazardous Substances on or at the Premises, facilities in or relating to the Building and the Land, and all resultant damage or injury to property, persons, and the environment. Landlord shall have the right, but not the obligation, to participate in and approve any environmental assessment or remedial cleanup plan for the Premises or facilities in or relating to the Building and the Land. Tenant, its employees, agents and contractors shall fully cooperate with any and all federal,

                                                                 Exhibit 10.13

          state and local governmental officials having jurisdiction over the Premises in resolving or addressing any situation involving the presence of Hazardous Substances on or about the Premises.

                         (3) At Landlord's own expense, Landlord shall promptly take all steps necessary to contain and remedy any release, spill, discharge or threatened discharge of Hazardous Substances on or at the Park and all resultant damage or injury to property, persons, and the environment. Landlord, its employees, agents and contractors shall fully cooperate with any and all federal, state and local governmental officials having jurisdiction over the Park in resolving or addressing any situation involving the presence of Hazardous Substances on or about the Park.

                         (4) Tenant shall be fully and completely liable to Landlord for any and all cleanup costs and any and all other charges, fees, and penalties (civil and criminal) imposed by any governmental authority with respect to Tenant's use, generation, handling, storage, containment, disposal, transportation, and/or sale of Hazardous Substances.

                    (5) Landlord shall be fully and completely liable to Tenant for any and all cleanup costs and any and all other charges, fees, and penalties (civil and criminal) imposed by any governmental authority with respect to Landlord's or any other tenant's use (to the extent Landlord is indemnified by such tenant), generation, handling, storage, containment, disposal, transportation, and/or sale of Hazardous Substances.

                    (6) Tenant shall indemnify, defend and save Landlord harmless from any and all costs, fees, penalties and charges assessed against or imposed upon Landlord (as well as Landlord's reasonable attorneys' fees and costs) as a result of Tenant's use, generation, handling, storage, containment, disposal, transportation, and/or sale of Hazardous Substances.

                    (7) Landlord shall indemnify, defend and save Tenant harmless from any and all costs, fees, penalties and charges assessed against or imposed upon Tenant (as well as Tenant's reasonable attorneys' fees and costs) as a result of Landlord's or any other tenant's use, generation, handling, storage, containment, disposal, transportation, and/or sale of Hazardous Substances or incurred by reason of any other tenant's activities within the Park (to the extent Landlord is indemnified by such tenant). Notwithstanding anything to the contrary, Landlord shall be fully responsible for all pre-existing environmental conditions with respect to the

                                                                 Exhibit 10.13

          Premises and shall indemnify, defend and save Tenant harmless from and against any claim, loss, cost or expense (including reasonable attorneys' fees) arising out of any injury or damage as a result of any environmental contamination or the presence of any Hazardous Substances on the Premises which existed on the Premises prior to the Commencement Date of this Lease.

                         (8) Upon a default under Paragraph 17(d) herein or this Paragraph 17(e) and in addition to the rights and remedies set forth elsewhere in this Lease, Landlord or Tenant, as the case may be, shall be entitled to the following rights and remedies:

                    (i)  To terminate this Lease immediately; and

                    (ii) To recover any and all damages associated with the
                         default, including, but not limited to, cleanup costs and charges, civil and criminal penalties and fees, any and all damages and claims asserted by third parties, and reasonable attorneys' fees and costs.

The terms and provisions in this Paragraph 17(e) shall survive the expiration of the Lease Term or the earlier termination of this Lease.

          18. Landlord's Right of Entry. Landlord and those persons authorized by Landlord shall have the right to enter the Premises during reasonable business hours and upon reasonable notice for the purposes of making repairs, making connections, installing utilities, providing services to the Premises or for any other tenant, making inspections or showing the Premises to prospective purchasers and/or lenders. Further, during the last six (6) months of the Lease Term, including any extended Lease Term that has then been exercised by Tenant, Landlord and those persons authorized by it shall have the right during reasonable business hours and upon reasonable notice to Tenant, to show the Premises to prospective tenants; provided, however, Landlord agrees that it will not show the Premises to any prospective tenant which is deemed by Tenant, in its sole discretion, to be a competitor of Tenant. In addition, any and all visitors to the Premises, including Landlord and any prospective tenant, shall comply with all rules and regulations of Tenant applicable to the Premises. Notwithstanding any term or provision in this Lease to the contrary, including those included in this Paragraph 18, Landlord shall be entitled to enter the Premises at all times and without any advance notice to Tenant if Landlord reasonably determines or believes that an emergency circumstance or situation exists that requires such entry.

                                                                 Exhibit 10.13

          19. Eminent Domain. If any substantial portion of the Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof) or if any such taking shall materially impair the normal operation of Tenant's business, then either party shall have the right to terminate this Lease by giving written notice of such termination within (30) days after such taking. If neither party elects to terminate this Lease pursuant to the immediately preceding sentence, Landlord shall repair and restore the Premises to a tenantable condition and the Annual Rental shall be equitably reduced as to the portion of the Premises that is taken. All compensation awarded for any taking (or the proceeds of a private sale in lieu thereof) shall be the property of Landlord, whether such award is for compensation for damages to Landlord's or Tenant's interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall not have any interest in any separate award made to Tenant for loss of business, moving expenses or the taking of Tenant's trade fixtures or equipment if a separate award for such items is made to Tenant.

     20.  Events of Default and Remedies.

               (a) Upon the occurrence of any one or more of the following events (each, an "Event of Default"; collectively, "Events of Default"), Landlord shall be entitled to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall be:

                    (1) Tenant's failure to pay when due any rental or other sum of money payable hereunder if not remedied within five (5) business days after written notice thereof is given to Tenant (provided, however, and notwithstanding the foregoing to the contrary, Tenant shall not be entitled to such notice and cure period more than two (2) times during any given Lease Year).

                    (2) Failure by Tenant to perform any of the other terms, covenants or conditions contained in this Lease if such failure is not remedied within thirty (30) days after written notice thereof is given to Tenant (or within a reasonable period of time for any default which cannot reasonably be cured within such thirty (30) day period).

                    (3) Tenant, or any guarantor of Tenant's obligations under this Lease (if any), becomes bankrupt or insolvent, files any debtor proceedings, files pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or files a petition for the appointment of a receiver or trustee for all or substantially all of such party's assets and such petition or appointment is not set aside within sixty (60) days

                                                                 Exhibit 10.13

          from the date of such petition or appointment or if such party makes an assignment for the benefit of creditors or petitions for or enters into such an arrangement.

                    (4) Tenant vacates, abandons, or fails to operate in the Premises (or any substantial part thereof) or allows its leasehold estate under this Lease to be taken under any writ of execution and such writ is not vacated or set aside within thirty (30) days.

               (b) In addition to its other remedies at law or in equity, Landlord, upon an Event of Default by Tenant, shall have the immediate right to re-enter and remove all persons and property from the Premises and dispose of such property as it deems fit provided such actions are done without a breach of the peace and in accordance with all applicable laws pertaining to repossession by Landlord of leasehold property. If Landlord re-enters the Premises, either with or without legal process, it may either terminate this Lease or, from time to time without terminating this Lease, make such alterations and repairs as may be necessary or appropriate to relet the Premises, and relet the Premises upon such terms and conditions as Landlord deems advisable. Tenant also shall be liable for and shall pay to Landlord, in addition to any other sum provided to be paid herein, reasonable brokers' fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the costs of removing from the Premises and storing Tenant's property; the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies under this Lease, including reasonable attorneys' fees. No retaking of possession of the Premises by Landlord shall be deemed as an election to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant at the time of re-entry; but, notwithstanding any such re-entry or reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default. In the event of an elected termination of this Lease by Landlord, whether before or after re-entry, Landlord may recover from Tenant damages, including the costs of recovering the Premises, and Tenant shall remain liable to pay Annual Rental (which may, at Landlord's election, be accelerated to be due and payable in full as of the Event of Default or at any time thereafter and recoverable as damages in a lump sum) that would have been payable by Tenant hereunder for the remainder of the Lease Term, less the rentals actually received by Landlord from any reletting. (In the event of any such acceleration, in determining the Annual Rental which would be payable by Tenant subsequent to default, the Annual Rental for each Lease Year of the unexpired Lease Term shall be equal to the Annual Rental payable by Tenant for the last Lease Year prior to the default). If any rent owing under this Lease is collected by or through an attorney, Tenant agrees to pay Landlord's reasonable attorneys' fees to the extent allowed by

                                                                 Exhibit 10.13

          applicable law. Notwithstanding anything to the contrary contained herein, Landlord shall have an obligation to mitigate its damages by promptly and diligently attempting to relet the Premises at market rental.

               (c) Upon the occurrence of any breach or default by Landlord of any of covenants, agreements or obligations of Landlord herein which are not cured within the time provided herein (or, if no time is provided, within (30) days after written notice to Landlord), Tenant shall be entitled to exercise any rights and remedies available in this Lease, at law or in equity.

               (d) Notwithstanding anything to the contrary contained herein, in the event any dispute arising under this Lease involves a claim or controversy in an amount less than Thirty Thousand Dollars ($30,000.00), the parties agree to submit such dispute to third-party mediation. The determination of the mediator shall be conclusive and binding on the parties. For any dispute involving a claim or controversy in the amount of Thirty Thousand Dollars ($30,000.00) or more, the parties agree to submit such dispute to binding arbitration. Such dispute shall be submitted to binding arbitration before three (3) arbitrators (unless the parties consent in writing to a single arbitrator) in accordance with the arbitration rules of the American Arbitration Association ("AAA") in existence at the time such arbitration is commenced. The prevailing party shall be responsible for the costs of such mediation or arbitration, as the case may be.

          21. Subordination. This Lease is subject and subordinate to any and all mortgages or deeds of trust now or hereafter placed upon the property of which the Premises are a part, and this clause shall be self-operative, without any further instrument necessary to effect such subordination, provided any such lender may, at its option and without seeking or obtaining Tenant's consent, subordinate the lien of its mortgage or deed of trust to this Lease. At the request from time to time of Landlord or any lender that holds a mortgage or deed of trust on the property of which the Premises are a part, Tenant shall promptly execute and deliver to Landlord any such instrument or instruments as Landlord or such lender may reasonably request evidencing the subordination of this Lease to such mortgage or deed of trust. Provided, however, as a condition to Tenant's obligation to execute and deliver any such instrument(s), the applicable lender must agree that Tenant's rights to quiet enjoyment and possession of the Premises under this Lease shall not be divested by foreclosure or other default proceedings under the applicable mortgage or deed of trust so long as Tenant shall not be in
default under this Lease.     Tenant shall continue its obligations under
this Lease in full force and effect, notwithstanding any foreclosure or default proceedings by any such lender.

                                                                 Exhibit 10.13


          22. Assigning and Subletting. Tenant shall not assign, sublet, mortgage, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion thereof, without the prior written consent of Landlord (which consent shall not be unreasonably withheld). If Tenant makes any such assignment, mortgage, sublease or pledge (whether with or without Landlord's written consent), Tenant named herein and any guarantor of Tenant's obligations under this Lease shall nonetheless remain primarily liable for the performance and observation of all of the terms of this Lease required to be observed or performed by Tenant hereunder. Any rental or any fee or charge received by Tenant in connection with any such assignment or sublease which is in excess of the Annual Rental payable to Landlord hereunder shall be paid immediately by Tenant to Landlord as additional rent under this Lease. In addition, Landlord shall have the option, in its sole discretion, to terminate this Lease effective as of the proposed effective date of any assignment or sublease, by giving Tenant written notice thereof within thirty (30) days after Landlord's receipt of said notice from Tenant; and in the event Tenant shall propose to sublet only a portion of the Premises, Landlord shall have the additional option to terminate this Lease as to that portion of the Premises proposed to be sublet. Should Landlord not elect to so terminate this Lease in connection with any proposed subletting or assignment, Landlord shall continue to have the right to disapprove same (subject to the terms above). Upon any subletting or assignment by Tenant in accordance with the terms hereof, any renewal options, expansion options, and/or rights of first refusal granted herein shall become null and void. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments or sublettings.

          23. Covenant of Quiet Enjoyment. Landlord represents that it has full right and authority to lease the Premises and that Tenant shall peacefully and quietly hold and enjoy the Premises for the full Lease Term so long as Tenant does not default in the performance of any of the terms hereof.

          24. Estoppel Certificates. Within (10) days after receipt of any written request by Landlord, Tenant shall deliver a written estoppel certificate addressed to Landlord and/or any other party designated by Landlord, certifying any facts that are then true with respect to this Lease, including, without limitation, that this Lease is in full force and effect, that no default exists on the part of Landlord or Tenant hereunder, that Tenant is in possession of the Premises, that Tenant has commenced the payment of rent hereunder, and that there are no defenses or offsets claimed by Tenant with respect to payment of rentals under this Lease.

          25. Protection Against Liens. Tenant shall do all things necessary to prevent the filing of any mechanic's, materialmen's or other types of liens whatsoever, against all or any part of the Premises, the Building,

                                                                 Exhibit 10.13

the Land or the Park by reason of any claims made by, against, through or under Tenant. If any such lien is filed against the Premises, the Building, the Land or the Park (or any portion thereof), Tenant shall either cause the same to be discharged of record within twenty (20) days after filing or, if Tenant, in its discretion and in good faith, determines that such lien should be contested, Tenant shall furnish such security as may be necessary to prevent any foreclosure proceedings against the Premises, the Building, the Land or the Park (or any portion thereof) during the pendency of such contest. If Tenant shall fail to discharge such lien within said time period or fail to furnish such security, then Landlord may, at its election and in addition to any other right or remedy available to it, discharge the lien by paying the amount claimed to be due or by procuring the discharge by giving security or in such other manner as may be allowed by law. If Landlord acts to discharge or secure any such lien as permitted herein, then Tenant shall immediately reimburse Landlord (as additional rent) for all sums paid and all costs and expenses (including reasonable attorneys' fees) incurred by Landlord relative to such lien, together with interest on the total expenses and costs at the maximum lawful rate.

          26. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to any condition, matter or circumstance beyond the reasonable control of Landlord (collectively, "Force Majeure Matters"; each, a "Force Majeure Matter"), including, without limitation, the following: strikes; lockouts; acts of God; governmental restrictions, war or enemy action or invasion; civil commotion; insurrection; riot; mob violence; malicious mischief or sabotage; fire or any other casualty; adverse weather conditions or unusual inclement weather; condemnation; unavailability of materials; failure of a governmental instrumentality to act in a timely fashion; any litigation or other legal proceeding which delays the approval of plans or the issuance of any grading or building permit for construction, including, without limitation, the issuance of an injunction enjoining such approval and/or issuance, as the case may be; any law, order or regulation of any governmental, quasi-governmental, judicial or military authority; or other similar cause. Without limiting the generality of the foregoing, in the event a Force Majeure Matter affects Landlord's construction and delivery obligation(s) relative to the Premises under this Lease, the period of time during which Landlord may complete such construction and delivery obligation(s) shall be extended by the same number of days as the number of days of delay caused by such Force Majeure Matter on the critical path of completing such construction and delivery obligation(s).

          27. Non-waiver. No course of dealing between Landlord and Tenant and no delay or omission of Landlord or Tenant in exercising any right arising from Tenant's or Landlord's default shall impair such right or be construed to be a waiver of a default.

          28. Landlord Liability. All obligations of Landlord hereunder will be construed as covenants, not conditions, and all such obligations will be binding upon Landlord only

                                                                 Exhibit 10.13

during the period of its ownership and possession of the Building and not thereafter. The term "Landlord," under this Lease, shall mean only the owner, for the time being, of the Building. If Landlord shall sell, assign or transfer all or any part of its interest in the Premises or in this Lease to a successor in interest which expressly assumes the obligations of Landlord hereunder, then the selling, assigning or transferring Landlord shall thereupon be released and discharged from all covenants and obligations hereunder, and Tenant shall look solely to such successor in interest for the performance of all of Landlord's obligations hereunder. Tenant's obligations under this Lease shall in no manner be affected by Landlord's assignment or transfer hereunder, and Tenant shall thereafter attorn and look solely to such successor in interest as the landlord hereunder, provided Landlord gives Tenant prompt written notice of any change in ownership by assignment, transfer or otherwise during the Lease Term. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to Landlord's interest in the Land and the Building; however, in no event shall any deficiency judgment or any money judgment of any kind be sought or obtained against Landlord.

          29. Holding Over. Except as provided in Paragraph 3, if Tenant remains in possession of the Premises or any part thereof after the expiration of the Lease Term without Landlord's acquiescence, Tenant shall be deemed only a tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal; in addition, the monthly Minimum Rental required to be paid under this Lease relative to any holdover period shall automatically become one hundred fifty percent (150%) of the monthly Minimum Rental payable immediately prior to the expiration of the Lease Term. Tenant also shall be liable for any and all damages, direct and consequential, suffered by Landlord as a result of any holdover without Landlord's unequivocal written acquiescence.

          30. Notices. Any notice allowed or required by this Lease shall be deemed to have been sufficiently served if the same shall be in writing and placed in the United States Mail, via certified mail or registered mail, return receipt requested, with proper postage prepaid and addressed:

     AS TO LANDLORD:          Crescent Resources, Inc.
                              400 South Tryon Street, Suite 1300 (28202)
                              P.O. Box 1003 (28201-1003)
                              Charlotte, North Carolina
                              Attention: Director of Property Management

                                                                  Exhibit 10.13


AS TO TENANT:                          Leiner Health Products Inc.
                                       587 Greenway Industrial Drive
                                       Fort Mill, South Carolina 29715
                                       Attention: Bob Chichester

                                       with a copy to:

                                       Leiner Health Products Inc.
                                       901 East 233rd Street
                                       Carson, California 90745-6204
                                       Attention: Senior Vice President of
                                       Operations

    The addresses of Landlord and Tenant to which notices shall be directed may be changed or added from time to time by either party giving notice to the other in the prescribed manner.

    31.  Miscellaneous.

         (a) Rules and Regulations. Attached hereto as Exhibit D are the rules and regulations currently in effect with respect to the Building. Landlord shall have the right from time to time to reasonably amend these rules and regulations for Tenant's use of the Premises. Tenant shall abide by and actively enforce such rules and regulations, including, without limitation, rules and regulations governing parking of vehicles on designated portions of the Land as to its employees, agents, invitees and licensees.

         (b) Evidence of Authority. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence and good standing of Tenant and the authority of any parties signing this Lease on behalf of Tenant to act for Tenant.

         (c) Nature and Extent of Agreement. This Lease, together with all exhibits hereto, contains the complete agreement of the parties concerning the subject matter hereof, and there are no oral or written understandings, representations, or agreements pertaining thereto which have not been incorporated herein. This Lease creates only the relationship of landlord and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein. This Lease shall be construed and governed by the laws of the state in which the Premises are located.

                                                                 Exhibit 10.13

         (d) Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law, notwithstanding the invalidity of any other term or provision hereof.

         (e) Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Lease shall not be binding on Landlord until executed by an officer of Landlord having a title of Vice President or higher and delivered to Tenant. No amendment or modification of this Lease shall be binding upon Landlord unless same is in writing and executed by an officer of Landlord having a title of Vice President or higher.

         (f) Captions and Headings. The captions and headings in this Lease are for convenience and reference only, and they shall in no way be held to explain, modify, or construe the meaning of the terms of this Lease.

         (g) Lease Review. The submission of this Lease to Tenant for review does not constitute a reservation for or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by Landlord and Tenant.

         (h) Brokerage. Each party warrants and represents to the other no brokerage fees or commissions are due as a result of this transaction. Tenant and Landlord shall each be responsible for the payment of their respective consulting fees, finder's fee, commission, or like compensation (if any), including reasonable attorneys' fees incurred in connection with entering into this Lease.

         (i) Memorandum of Lease. Upon the request of either party, the other party shall join in the execution of a memorandum of this Lease (a ""Memorandum'') in recordable form. Either party may record the Memorandum in the appropriate land record office, at its own expense. However, neither party shall record this Lease (or any portion thereof) without the written consent of the other party.

         (j) Advance Rental Payment. Tenant either has paid to Landlord on or prior to the date of this Lease or will pay to Landlord within fifteen
(15) days after the date of this Lease a sum equal to one full month's installment of Annual Rental (the ""Advance Rental Payment'') as security for Tenant's performance of its obligations under this Lease. If Tenant is not then in default under this Lease, Landlord shall apply the

                                                                 Exhibit 10.13

Advance Rental Payment to the payment of the monthly installment of Annual Rental due relative to the first full calendar month during the Lease Term. If Tenant is then in default under this Lease, Landlord may, at its option, apply all or any part of the Advance Rental Payment to cure the default. With regard to any partial calendar month (if any) preceding the first full calendar month during the Lease Term, Tenant shall pay the pro rata portion of the monthly installment of Annual Rental in a timely manner pursuant to Paragraph 5 herein.

         (k) Landlord's Consent. Whenever this Lease requires Landlord's consent to or approval of any item or matter, Landlord may condition such consent or approval on payment or reimbursement by Tenant of all costs and expenses incurred by Landlord in connection with reviewing and responding to such item or matter.

         (l) Survival of Obligations. Notwithstanding any term or provision in this Lease to the contrary, any liability or obligation of Landlord or Tenant arising during or accruing with respect to the Lease Term shall survive the expiration or earlier termination of this Lease, including, without limitation, obligations and liabilities relating to (i) rental payments, (ii) the condition of the Premises and the removal of Tenant's property, and (iii) indemnity and hold harmless provisions in this Lease.

         (m) Confidentiality. Neither Landlord nor Tenant shall disclose the terms of this Lease to any third party except (i) legal counsel or other consultants to Landlord and Tenant, (ii) any assignee of Landlord's or Tenant's interest in this Lease or any sublessee of Tenant relative to the Premises (or any portion thereof), (iii) as required by applicable law or by subpoena or other similar legal process, or (iv) for financial reporting purposes.

         (n) Attorneys' Fees. In the event either party defaults in the performance of any of the terms of this Lease and the other party employs attorney(s) in connection therewith, the defaulting party agrees to pay the prevailing party's reasonable attorneys' fees (calculated at such attorneys' reasonable and customary hourly rates and without regard to the amount in controversy) and costs of litigation.

         (o) Time of Performance. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, TIME IS OF THE ESSENCE of this Lease.

         (p) Real Estate Investment Trust. During the Lease Term, should a real estate investment trust become Landlord hereunder, all provisions of this Lease shall remain in full force and effect except as modified by this Paragraph 31(p). If Landlord in good faith determines that its status as a real estate investment trust under the provisions of the

                                                                 Exhibit 10.13

Internal Revenue Code of 1986, as heretofore or hereafter amended, will be jeopardized because of any provision of this Lease, Landlord may request reasonable amendments to this Lease and Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such amendments do not (i) increase the monetary obligations of Tenant pursuant to this Lease or (ii) in any other manner adversely affect Tenant's interest in the Premises.

                                                                 Exhibit 10.13

    IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed under seal as of the date first set forth above pursuant to authority duly given.

WITNESSES:                             LANDLORD:

                                       CRESCENT RESOURCES, INC.

-----------------------------          By:---------------------------

-----------------------------             Its:-----------------------

                                       TENANT:

                                       LEINER HEALTH PRODUCTS INC.

-----------------------------          By:---------------------------

-----------------------------             Its:-----------------------

                                                                 Exhibit 10.13

                                  EXHIBIT A
                                     to
                               Lease Agreement

                              Legal Description

TRACT 1

LYING AND BEING in Pineville Township, Mecklenburg County, North Carolina and being those certain 2.248 acre, 1.195 acre, 2.020 acre tracts and that certain 1.373 acre tract of Common Property shown on that certain plat entitled ""Plat of Survey for Crescent Resources, Inc. Lakemont Industrial Park Property, Phase 1, Map 1'' prepared by Cardan Systems Corp. dated May 3, 1991 and recorded in Map Book 24, Page 366, Mecklenburg County, North Carolina, Public Registry.

TRACT 2

LYING AND BEING in Fort Mill Township, York County, South Carolina and being that certain 28.649 acre tract shown as ""Tap Map 722, Parcel 4 and 6'' on that certain plat entitled ""Plat of Survey for Crescent Resources, Inc. Lakemont Industrial Park Property'' prepared by Cardan Systems Corp. dated March 7, 1991 and recorded in Plat Book 107, Page 118 in the Office of the Clerk of Court for York County, South Carolina.

                                                                 Exhibit 10.13

                                  EXHIBIT B
                                     to
                               Lease Agreement

                            Designation of Premises

                                    [map]

                                                                 Exhibit 10.13
                                  EXHIBIT C

                                   Sheets
     Cost Breakdown
                                   4/23/97

                                                                                  TOTAL      RELOCATE   CRESCENT
                                     ITEM                                          COST      SAVINGS      COST
------------------------------------------------------------------------------  ----------  ----------  ---------
PRO RATA.....................  General Conditions                                $ 16,433                   2,500
    L........................  Engineering & Architectural drawings              $  9,000
    L........................  Building permit                                   $  2,731
    L........................  Demolition                                        $  9,399
    L........................  Exterminator                                      $  5,500                   5,500
    L........................  Fence for Quarantine Area                         $  5,857        5,857
    L........................  Fence for Maintenance Area                        $  2,086        2,058
    L........................  Concrete                                          $    534
    L........................  Masonry                                           $    200
    L........................  Steel frames at roll up doors                     $  1,000
    L........................  Relocate X Bracing Allowance                      $  1,500
    L........................  Shed for air compressor                           $  1,000
    L........................  Relocated break room cabinet                      $    406
    L........................  Roof work for new HVAC units                      $  1,600
    L........................  Overhead doors                                    $  2,100        2,100
    L........................  Regular doors and hardware                        $  8,227
    L........................  Drywall for new offices and low walls             $  9,673
    L........................  New ceiling for Production area                   $ 18,501
    L........................  Rubber base & VCT                                 $    675                     675
    L........................  Carpet at designated areas                        $  6,324                   6,324
    L........................  Repaint of existing space on drywall              $  3,738                   3,733
    L........................  Painting at production area                       $  3,875
    L........................  Seal production room floor (sim. to Tenant)       $  2,017
    L........................  Rescreen louvers                                  $    700                     700
    L........................  Lifting platform Allowance                        $ 11,150       11,150
    L........................  Air Compressor (2 stage unit)                     $ 64,063       64,003
    L........................  Distribution piping and known drops               $  9,390
    L........................  Refrigerator and two microwaves
    L........................  140 gal electric water heaters with
                                 recirc feature                                  $  3,000        3,000
    L........................  Washdown stations                                 $  1,100        1,100
    L........................  Double bowl kitchen sink                          $  2,250        1,560
    L........................  Replumb for break sink                            $  1,500
    L........................  Fire suppression system at production             $ 12,750
    L........................  HVAC system less maintenance shop                 $ 42,280       10,500
    L........................  New 1200 AMP service                              $ 33,788        8,000
    L........................  Electrical connections for HVAC                   $  2,138
    L........................  Warehouse equipment connections                   $ 24,687        5,000
    L........................  Electrical upper office                           $  2,870
    L........................  Electrical connections production Allowance       $ 62,500

                                                                 Exhibit 10.13

                                                                                  TOTAL      RELOCATE   CRESCENT
                                     ITEM                                          COST      SAVINGS      COST
------------------------------------------------------------------------------  ----------  ----------  ---------
    L........................  Light fixtures for Production Area                             $ 17,300
    L........................  Rework warehouse lighting for new rack
                                 location                                         $ 11,273
    L........................  Contingency                                                    $ 16,207
PRO RATA.....................  General contractors OH/P                                       $ 66,592    $ 1,842
      Total estimated cost......................................................  $882,871    $114,366    $27,375
      Adjustment Total after roll forward.......................................  $367,140

*   RETROFIT COSTS WILL BE FINALIZED AT A LATER DATE.

    Not Included Items

       Sealer in warehouse
       Bug Zappers
       Appliances
       Card Access system
       Exterior work on building
       Dock door work
       Security system

                                                                 Exhibit 10.13

    Above price based on drawings listed below as approved by Mike Hader

Appendix B...................................    A1    3/13/97
Enlarged floor plan..........................    A2    3/13/97
Enlarged floor plan..........................    A3    3/13/97
Reflected ceiling plan.......................    A4    3/13/97
Ducati Temporary Facility....................    M1    3/13/97
Ducati Temporary Facility....................    M2    2/18/97
Ducati Temporary Facility....................    M3    2/18/97
Floor plan electrical........................    E1    3/13/97
Enlarged lighting plan.......................    E2    3/13/97
Enlarged power plan..........................    E3    3/13/97
Enlarged mezzanine plan......................    E4    3/13/97
Riser schedules..............................    E5    3/13/97
Panel Schedules..............................    E6    3/13/97
Panel Schedules..............................    E7    3/13/97

    L=Leiner Improvement

    C=Crescent Improvement

                                                                 Exhibit 10.13

                                   EXHIBIT D
                                      to
                                Lease Agreement

                             Rules and Regulations

  1. RESTRICTED USES. The Premises shall not be used by Tenant for any one or more of the following uses:

          (a) Agriculture or any related use, including any roadside stand for the display and sale of agricultural products and any use which involves the raising, breeding, or keeping of any animals or poultry;

          (b) Processing or slaughter of livestock, swine, poultry or other animals;

          (c)  Manufacture of leather goods;

          (d)  Manufacture of explosives or explosive agents;

          (e) Manufacture, sale, rental, repair or storage of heavy equipment, buses, trucks, trailers, automobiles, recreational vehicles and mobile or trailer homes;

          (f) Unscreened outdoor storage, outdoor fabrication or outdoor handling of any machinery, parts, material, supplies or products;

          (g)  Residential uses;

          (h) Overnight parking of campers, mobile homes, boats, trailers or motor homes;

          (i) Erecting and maintaining structures of a temporary nature, except that during the period of construction of improvements to the Premises, Tenant's contractors or subcontractors may be permitted to erect or maintain such temporary structures upon Landlord's prior written approval;

          (j) Jails, prisons, labor camps, penal, detention or correction facilities or farms;

          (k)  Cemeteries or mausoleums;

          (l) Mining, including the extraction, processing and removal of sand, gravel, stone, minerals or clay;

          (m) Any land fills, any hazardous waste disposal or storage facilities and any incinerators;

          (n)  Racetracks, raceways and drag strips; and

          (o) Massage parlors, topless night clubs or similar business operations.

  2. NUISANCES. Tenant shall not cause any unclean, unhealthy, unsightly or unkempt condition to exist in the Premises or in the Park. Tenant shall not use the Premises or any portion of the Park, in whole or in part, for the deposit, storage or burial of any property or thing that will cause the above-mentioned areas to appear to be in an unclean or untidy condition or that will be obnoxious to the eye; nor shall Tenant allow any substance, thing, or material to be kept, utilized or carried out in the Premises or the Park that will emit foul or obnoxious odors, fumes, smoke or dust or that will cause any vibration or noise or other condition that will or might disturb the peace, quiet, safety, comfort, or serenity of the occupants of the Park. No noxious, offensive or illegal trade or activity shall be carried out in the Premises or in the Park, nor shall anything be done tending to cause embarrassment, discomfort, annoyance, or nuisance to any person using any portion of the Park.

     3. RESTRICTED ACTIONS IN THE PARK. Tenant shall not cause or allow any cutting of vegetation, dumping, digging, filling, destruction or other waste to be committed on the common areas of the Premises or the Park. Tenant shall not cause any obstruction of, or allow or cause anything to be kept or stored on, altered, constructed or planted in, or removed from the common areas of the Park without Landlord's prior written consent.

     4. SIGN DISPLAY. Except as permitted in Paragraph 16 of the Lease, all signage will be coordinated by Landlord throughout the Park for uniformity and attractiveness. The size, shape, design, lighting, materials and location of all signs shall conform to the uniform signage plan for the Park. Tenant shall not cause any sign, tag, label, picture, advertisement or notice to be displayed, distributed, inscribed, painted or affixed by Tenant on any part of the Park or the Premises without the prior written consent of Landlord. Landlord shall have the right, at Tenant's sole cost and expense, to remove all unapproved signs installed by or on behalf of Tenant, without notice to Tenant.

     5. DRIVES AND PARKING AREAS. All parking shall be within the boundaries of the Land and within marked parking spaces. There shall be no on-street parking. Tenant, its employees, agents and invitees shall comply with reasonable parking rules and regulations as they may be posed and distributed from time to time. Tenant is responsible for controlling all of its truck traffic in accordance with the

                                                                 Exhibit 10.13

           restrictions and regulations imposed by Landlord.

     6. STORAGE AND TRASH DISPOSAL. No materials, supplies or equipment belonging to Tenant shall be stored except inside the Premises. Trash disposal is confined to the receptacles provided by Tenant in a location approved by Landlord and no trash receptacles may be placed in any other location in the Park.

     7. LOCKS. Landlord acknowledges that Tenant may use card readers for locks. No additional locks shall be placed on the doors of the Premises by Tenant. If Tenant changes any existing locks, Tenant shall immediately furnish Landlord with two keys/cards to such new locks. Landlord will, without charge, furnish Tenant with two keys/cards for each lock existing upon the entrance door when Tenant assumes possession of the Premises, with the understanding that, at the termination of the Lease, the keys/cards shall be returned.

     8. IMPROVEMENTS, CONTRACTORS AND SERVICE MAINTENANCE. Tenant shall not make any improvements to the exterior of the Building or the Park and Tenant shall not make any structural changes or other material alterations, additions or improvements to the Premises without the prior written consent of Landlord. Tenant will refer all of Tenant's contractors, contractors' representatives and installation technicians rendering any service on or to the Premises to Landlord for Landlord's approval and supervision before performance of any service. This provision shall apply to all work performed in the Premises, including installation of electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim,

                                                                 Exhibit 10.13

           windows, ceilings, equipment or any other physical portion of the Premises.

     9. REGULATIONS FOR OPERATION AND USE. Tenant shall not place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics or any other flammable, explosive or hazardous material, without the prior written consent of Landlord.

    10. WINDOW COVERINGS. Windows facing the Building exterior shall at all times be wholly clear and uncovered (except for such blinds or curtains or other window coverings as Landlord may provide or approve).

    11. NO VIOLATIONS OF FIRE LAWS OR HEALTH CODE. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein, which will obstruct or interfere with the rights of other tenants in the Park or in any other way injure or annoy them or conflict with any laws relating to fires, or with any regulations of the Fire Department or with any insurance policy upon the Building or the Park, or any part thereof, or conflict with any of the rules and ordinances of the Board of Health.

    12. NO VIOLATIONS OF LAWS. Tenant shall promptly and at its expense execute and comply with all laws, rules, orders, ordinances, including all applicable zoning ordinances, and regulations of the City, County, State or Federal Government and of any department or bureau of any of them and of any other governmental authority having jurisdiction over the Premises, affecting Tenant's occupancy of the Premises or Tenant's business conducted therein.

    13. NO USE OF ROOF. Neither Tenant, nor Tenant's servants, employees or agents shall go upon the roof of the Building

                                                                 Exhibit 10.13


           without the written consent of Landlord, except as may be necessary to comply with Tenant's repair and maintenance obligations set forth in this Lease.

    14. NO CANVASSING. Canvassing, soliciting and peddling in and about the Park is prohibited.

    15. NO LOUD MUSICAL DEVICES. Tenant shall not operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises or by other tenants in the Park.

    16. USE OF WASHROOMS. Tenant shall not use the washrooms, restrooms, and plumbing fixtures of the Premises and appurtenances thereto, for any purposes other than the purposes for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags, or other improper substances therein. If Tenant or Tenant's servants, employees, agents, contractors, jobbers, licensees, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired, at Tenant's expense, and Landlord shall not be responsible therefor.

    17. NO UNPLEASANT ODORS. Tenant shall not cause or permit any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other tenants in the Park or persons conducting business with them.

    18. DISPOSAL OF CRATES. When conditions are such that Tenant must dispose of crates, boxes, etc. on the sidewalk or parking areas on the Land, it will be the responsibility of Tenant to dispose of same in an orderly manner.

                                                                 Exhibit 10.13

    19. NO FOOD DISTRIBUTION. No prepared food and/or beverages shall be distributed from the Premises, but, notwithstanding the provisions of this Paragraph 19, Tenant may prepare coffee and similar beverages and warm typical luncheon items for the consumption of Tenant's employees and invitees.

    20. LOCATION OF IMPROVEMENTS. Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets in the Premises so as to prevent operating personnel from servicing such units as routine or emergency access may require. Tenant shall be responsible for any cost associated with moving such furnishings for Landlord's access to such mechanical or electrical access panels or air conditioning outlets.

    21. MODIFICATIONS. Landlord shall have the right from time to time to make any and all such reasonable modifications and additions to these Rules and Regulations as may be necessary for the safety, care, quiet enjoyment and cleanliness of the Park. Tenant agrees to abide by these Rules and Regulations and any reasonable modifications and additions as are hereafter adopted by Landlord, including, but not limited to, modifications made by Landlord as a result of any changes in the city zoning ordinance.

                                                                 Exhibit 10.13

    THIS AGREEMENT MAY BE SUBJECT TO ARBITRATION PURSUANT TO THE UNIFORM ARBITRATION ACT, SECTION 15-48-10, ET SEQ., CODE OF LAWS OF SOUTH CAROLINA, 1976, AS AMENDED, AS SET FORTH IN PARAGRAPH 20(D) OF THIS LEASE.

                                LEASE AGREEMENT

                                    BETWEEN

                           CRESCENT RESOURCES, INC.,
                                  AS LANDLORD

                                      AND

                          LEINER HEALTH PRODUCTS INC.,
                                  AS TENANT

                                 MAY 1, 1997

                                                                 Exhibit 10.13


                               TABLE OF CONTENTS

       1.  Defined Terms.................................................................   1

           (a) Land......................................................................   1
           (b) Building..................................................................   1
           (c) Park......................................................................   1
           (d) Premises..................................................................   1
           (e) Tenant Operations.........................................................   1
           (f) Commencement Date.........................................................   1
           (g) Expiration Date...........................................................   2
           (h) Advance Rental Payment....................................................   2

       2.  Description of Premises.......................................................   2

       3.  Lease Term....................................................................   2

       4.  Construction and Acceptance of Premises.......................................   3

       5.  Annual Rental.................................................................   5

           (a) Minimum Rental............................................................   5
           (b) Additional Rental.........................................................   5
               (1) Tenant's Share of Taxes...............................................   5
               (2) Tenant's Share of Insurance Premiums..................................   5
               (3) Tenant's Share of Common Area Maintenance Costs.......................   5
           (c) Payment of Additional Rental..............................................   6
           (d) Late Charge...............................................................   6

       6.  Alterations and Improvements by Tenant........................................   6

       7.  Use of Premises...............................................................   7

       8.  Taxes.........................................................................   7

       9.  Hazard and Casualty Insurance.................................................   7

      10.  Landlord's Limited Covenant to Repair and Replace.............................   8

      11.  Tenant's Covenant to Repair...................................................   9

      12.  Trade Fixtures and Equipment; Non-Liability for Certain Damages...............  10

                                                                 Exhibit 10.13

      13.  Utilities.....................................................................  11

      14.  Damage or Destruction of Premises.............................................  11

      15.  Mutual Waiver; Waiver of Subrogation..........................................  12

      16.  Signs and Advertising.........................................................  12

      17.  Indemnification, Liability Insurance and Hazardous Substances.................  12

           (a) Indemnification by Tenant.................................................  12
           (b) Indemnification by Landlord...............................................  13
           (c) Liability Insurance.......................................................  13
           (d) Presence and Use of Hazardous Substances..................................  14
           (e) Unauthorized Releases of Hazardous Substances; Cleanup Costs;
                 Default and Indemnification.............................................  15

      18.  Landlord's Right of Entry.....................................................  17

      19.  Eminent Domain................................................................  17

      20.  Events of Default and Remedies................................................  18

      21.  Subordination.................................................................  20

      22.  Assigning and Subletting......................................................  20

      23.  Covenant of Quiet Enjoyment...................................................  21

      24.  Estoppel Certificates.........................................................  21

      25.  Protection Against Liens......................................................  21

      26.  Force Majeure.................................................................  21

      27.  Non-waiver....................................................................  22

      28.  Landlord Liability............................................................  22

      29.  Holding Over..................................................................  22

      30.  Notices.......................................................................  23

                                                                 Exhibit 10.13

      31.  Miscellaneous.................................................................  23

           (a) Rules and Regulations.....................................................  23
           (b) Evidence of Authority.....................................................  24
           (c) Nature and Extent of Agreement............................................  24
           (d) Severability..............................................................  24
           (e) Binding Effect............................................................  24
           (f) Captions and Headings.....................................................  24
           (g) Lease Review..............................................................  24
           (h) Brokerage.................................................................  25
           (i) Memorandum of Lease.......................................................  25
           (j) Advance Rental Payment....................................................  25
           (k) Landlord's Consent........................................................  25
           (o) Time of Performance.......................................................  26
           (p) Real Estate Investment Trust..............................................  26

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